                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                      MITCHELL ENERGY & DEVELOPMENT CORP.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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

                      MITCHELL ENERGY & DEVELOPMENT CORP.

                             [MITCHELL ENERGY LOGO]

                    2001 TIMBERLOCH PLACE -- P. O. BOX 4000
                        THE WOODLANDS, TEXAS 77387-4000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 25, 1997

TO THE STOCKHOLDERS:

     Notice is hereby given that the Annual Meeting of Stockholders of MITCHELL ENERGY & DEVELOPMENT CORP. (the "Company") will be held at The Woodlands Executive Conference Center and Resort, 2301 North Millbend Drive, The Woodlands, Texas 77380, on Wednesday, June 25, 1997, at 10:00 A.M. Central Daylight Time, for the following purposes:

          1. To elect a Board of thirteen (13) directors;

          2. To consider and act upon a proposal to appoint Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending January 31, 1998; and

          3. To transact such other business as may properly come before the meeting.

     Holders of both Class A Common Stock and Class B Common Stock are entitled to notice of the Annual Meeting; however, only holders of Class A Common Stock of record at the close of business on May 7, 1997, are entitled to vote at the Annual Meeting or any adjournment or adjournments thereof.

     Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

     CLASS A COMMON STOCKHOLDERS:

     PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO THE VOTING OF SUCH PROXY.

     A copy of the Annual Report to Stockholders for the fiscal year ended January 31, 1997, has preceded this Notice and Proxy Statement.

                                            By Order of the Board of Directors,

                                            /s/ THOMAS P. BATTLE

                                            Secretary

May 15, 1997

                      MITCHELL ENERGY & DEVELOPMENT CORP.
                    2001 TIMBERLOCH PLACE -- P. O. BOX 4000
                        THE WOODLANDS, TEXAS 77387-4000

                                PROXY STATEMENT

                    SOLICITATION AND REVOCABILITY OF PROXIES

     Proxies are being solicited by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on June 25, 1997, and at any adjournment or adjournments thereof. In addition to mailing proxy materials, such solicitations may be in person or by telephone by directors, officers or employees of the Company, who will receive no additional compensation therefor. Upon request, the Company will reimburse banks, nominees, and agents of the stockholders for reasonable costs incurred by them in sending proxy materials to beneficial owners of the Company's Class A Common Stock and its Class B Common Stock (collectively, "Common Stock"). The entire cost of soliciting proxies in the accompanying form will be borne by the Company.

     This Proxy Statement and the proxy cards are first being mailed to stockholders on or about May 15, 1997.

     A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING OF SUCH PROXY BY THE SUBSEQUENT EXECUTION AND SUBMISSION OF A REVISED PROXY, BY WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY, OR BY VOTING IN PERSON AT THE MEETING.

                               VOTING OF PROXIES

     It is the policy of this Company to provide stockholders complete privacy in voting. Proxy cards are returned in envelopes to our independent tabulating agent, who receives, inspects, and tabulates the proxies. Voted proxies are not seen by nor reported to the Company, except in aggregate number and in limited circumstances.

     The proxy card accompanying the Proxy Statement mailed to each stockholder of record of the Company's Class A Common Stock at the close of business on May 7, 1997, is designed to permit such stockholder to vote in the election of directors and on the proposals described in this statement. It provides space for a stockholder to withhold voting for any or all nominees for the Board of Directors, or to abstain from voting for any proposal if so desired.

     The proxy card specifies Bernard F. Clark, Vice Chairman of the Company, and Thomas P. Battle, General Counsel and Secretary of the Company, to vote all shares represented by proxies returned to the Company. A stockholder wishing to name as his proxy someone other than those designated on such proxy card may do so by crossing out the names of the two designated proxies and inserting the name of the person he wishes to act as his proxy. In that case, it will be necessary for the stockholder to sign the proxy and deliver it to the person named and for the person so named to be present and vote at the meeting. Proxy cards so changed should not be mailed to the Company.

     When a stockholder's proxy card specifies a choice with respect to a matter being voted upon, the shares will be voted accordingly. If no such specifications are made, the shares will be voted for the election of all nominees as directors, in favor of the appointment of Arthur Andersen LLP as the Company's independent public accountants, and in accordance with the discretion of the person voting it with respect to any other business properly before the meeting. The election of directors and the ratification of the appointment of Arthur Andersen LLP as independent public accountants will require the affirmative vote of a majority of the shares of Class A Common Stock voting in person or by proxy at the Annual Meeting, assuming a quorum is present. The Bylaws of the Company require, for a quorum, the presence at the Annual Meeting in person or by proxy of the holders of a majority of the shares of capital stock of the Company entitled to vote. Thus, abstentions and broker non-votes will not be included in vote totals and will have no effect on the outcome of any vote, although they will be counted in the determination of a quorum.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only holders of record of shares of Class A Common Stock of the Company at the close of business on May 7, 1997 are entitled to vote at the Annual Meeting or any adjournment or adjournments thereof, each share having one vote on each matter to be presented at the Annual Meeting. There were 23,055,658 shares of the Company's Class A Common Stock outstanding on the record date.

     To the knowledge of the Company, the only person owning beneficially more than five percent of the Company's outstanding Class A Common Stock, its only class of outstanding voting securities, as of March 14, 1997 is as set forth in the following table:

                                                              TOTAL AMOUNT
                                                               OF CLASS A
                                                              COMMON STOCK
                                                              BENEFICIALLY    PERCENT
                      NAME AND ADDRESS                           OWNED        OF CLASS
                      ----------------                        ------------    --------
George P. Mitchell..........................................   14,726,604*     63.9%
  2001 Timberloch Place
  The Woodlands, Texas

---------------

(*) See notes (a) and (b) to the table under "Security Ownership of Management."

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the number of shares of each class of the Company's Common Stock owned beneficially by each of its directors and nominees for director, by its executive officers named in the Summary Compensation Table and by all directors and executive officers as a group as of March 14, 1997:

                                            Total Amount                  Total Amount
                                             of Class A                    of Class B
                                            Common Stock                  Common Stock
                                            Beneficially    Percentage    Beneficially     Percent
                   Name                       Owned(a)      of Class A      Owned(a)      of Class B
                   ----                     ------------    ----------    ------------    ----------
Robert Baldwin............................          500           *                --           *
Bernard F. Clark..........................       33,571(c)        *            40,271(c)        *
William D. Eberle.........................          599           *               599           *
Roger L. Galatas..........................       12,750           *            18,033           *
Shaker A. Khayatt.........................          266(d)        *               266(d)        *
Ben F. Love...............................        2,500           *             2,500           *
Walter A. Lubanko.........................        4,000           *             4,000           *
George P. Mitchell........................   14,726,604(b)     63.9%       13,760,923(b)     47.8%
J. Todd Mitchell..........................       16,739           *            16,739           *
M. Kent Mitchell..........................       24,348           *            24,348           *
Constantine S. Nicandros..................        2,000           *                --           *
Philip S. Smith...........................           --           *            14,000           *
W. D. Stevens.............................       33,250           *            56,417           *
Allen J. Tarbutton, Jr....................       25,890           *            38,725           *
Raymond L. Watson.........................        2,500           *             2,500           *
J. McDonald Williams......................           --           *             2,500           *
All directors and executive officers
as a group (17 persons)...................   14,894,284(b-e)    64.6%      13,994,848(b-e)    48.6%

---------------

 *  Less than 1%.

(a) Unless otherwise indicated, beneficial owners have sole rather than shared voting and investment power respecting their shares, other than shared rights created under joint tenancy or marital property laws as between the Company's directors and officers and their respective spouses, if any.

(b) Includes shares held by George P. Mitchell's wife (511,253 Class A and 511,253 Class B), as to which Mr. Mitchell disclaims beneficial ownership.

(c) Includes shares held by Mr. Clark's wife (16,172 Class A and 15,872 Class
    B), as to which Mr. Clark disclaims beneficial ownership.

(d) Includes shares held by Mr. Khayatt's wife (266 Class A and 266 Class B), as to which Mr. Khayatt disclaims beneficial ownership.

(e) Includes shares which certain officers have a right to acquire within 60 days following March 14, 1997 by exercising stock options. The following shares underlying such unexercised options were added to the holdings of each of the following executive officers: Mr. Galatas -- 5,000 Class A and 16,833 Class B; Mr. Mitchell -- 40,000 Class B; Mr. Stevens -- 30,000 Class A and 55,667 Class B; Mr. Smith -- 14,000 Class B; Mr. Tarbutton -- 13,500 Class A and 25,333 Class B and all executive officers as a group 53,500 Class A and 164,833 Class B. No director or nominee for director (other than Mr. Stevens and Mr. Mitchell) has the right to acquire any shares within such 60 day period.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Thirteen directors are to be elected and qualified, for a term commencing on the date of this Annual Meeting and continuing until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified. Each nominee listed below currently serves as a member of the Company's Board of Directors and was elected at the Annual Meeting held on June 26, 1996. In the event that any nominee for director should become unavailable to serve, it is intended that votes will be cast, pursuant to the proxy card, for such substitute nominee as may be nominated by the Board of Directors. The Company has no present knowledge that any of the nominees will be unable to serve.

     The nominees for directors are as follows:

                                                         PRINCIPAL OCCUPATION AND               DIRECTOR
                NAME                   AGE      BUSINESS EXPERIENCE DURING PAST FIVE YEARS       SINCE
                ----                   ---   -------------------------------------------------  --------
Robert W. Baldwin....................  76    Consultant (Energy/Management); President of Gulf    1983
                                             Refining and Marketing Company, a division of
                                             Gulf Oil Corp. (1975-1981)
Bernard F. Clark.....................  75    Vice Chairman of the Board of the Company            1962
William D. Eberle....................  73    Chairman of the Board of Manchester Associates,      1976
                                             venture capital consulting (since 1977); Of
                                             Counsel on trade issues to Kaye, Scholar,
                                             Fierman, Hays and Handler, attorneys-at-law
                                             (since 1993)
Shaker A. Khayatt....................  61    President and Chief Executive Officer of Khayatt     1972
                                             and Company, Inc., investment banking (since
                                             1979)
Ben F. Love..........................  72    Advisory Director of Texas Commerce Bank N.A.,       1990
                                             since 1995; Chairman and Chief Executive Officer
                                             of Texas Commerce Bancshares, Inc. (1972-1989)
Walter A. Lubanko....................  71    Chairman and President of W. A. Lubanko & Co.,       1972
                                             Inc., investment banking (since 1977)
George P. Mitchell...................  77    Chairman of the Board and Chief Executive Officer    1947
                                             of the Company

                                                         PRINCIPAL OCCUPATION AND               DIRECTOR
                NAME                   AGE      BUSINESS EXPERIENCE DURING PAST FIVE YEARS       SINCE
                ----                   ---   -------------------------------------------------  --------
J. Todd Mitchell.....................  38    President of The Discovery Bay Company, a seismic    1993
                                             data analysis software company (since 1992);
                                             President of and geologist for Dolomite
                                             Resources, Inc., a mineral exploration and
                                             investments company (since 1987)
M. Kent Mitchell.....................  44    President and Chief Executive Officer of Bald        1988
                                             Head Island Management, Inc., real estate
                                             development and sales (since 1983)
Constantine S. Nicandros.............  63    Chairman of CSN and Company, an investment and       1996
                                             consulting firm (since 1996); Chairman, President
                                             and Chief Executive Officer of Conoco Inc.
                                             (1987-1996); Vice Chairman of E.I. du Pont de
                                             Nemours and Company (1991-1996)
W. D. Stevens........................  62    President and Chief Operating Officer of the         1992
                                             Company (since 1994); President of Exxon Company,
                                             U.S.A. (1988-1992)
Raymond L. Watson....................  70    Chairman of the Executive Committee of the Board     1983
                                             of Directors of The Walt Disney Company,
                                             entertainment company (since 1984); Vice Chairman
                                             of The Irvine Co., real estate development (since
                                             1986)
J. McDonald Williams.................  55    Chairman of Trammell Crow Company, real estate       1994
                                             services (since 1994); President and Chief
                                             Executive Officer of Trammell Crow Company
                                             (1990-1994); Managing Partner of Trammell Crow
                                             Company (1977-1990)

     There are no family relationships by blood, marriage or adoption between any nominee for director or any of the executive officers of the Company, except that J. Todd Mitchell and M. Kent Mitchell are sons of George P. Mitchell.

     The nominees for directors hold the following directorships in other public corporations: William D. Eberle -- America Service Group, Ampco-Pittsburgh Corp., Barry's Jewelers, Inc., Fibreboard Corporation, Mid-States, PLC, Showscan Entertainment, Inc., and Sirrom Capital Corporation; Ben F. Love -- Burlington Northern, Santa Fe Corp. and El Paso Energy Company; Constantine S.
Nicandros -- Cooper Industries, Inc., and Keystone International, Inc.; Raymond
L. Watson -- The Walt Disney Company and Tejon Ranch Company; and J. McDonald Williams -- A. H. Belo Corporation.

     George P. Mitchell could be deemed to be a control person with respect to the Company by virtue of his ownership of Common Stock of the Company.

     During the Company's fiscal year ended January 31, 1993, Eprotek Inc., a company of which Shaker A. Khayatt was secretary, filed a petition under federal bankruptcy laws. During the past five years, approximately 60 out of about 1800 real estate partnerships in which J. McDonald Williams is or has been a general partner are or were involved in Chapter 11 bankruptcy proceedings. Mr. Williams' ownership interest in such partnerships resulted from his role as a managing general partner of Trammell Crow Company.

     The Company's Board of Directors has an Audit Committee which consisted during all or part of the Company's fiscal year ended January 31, 1997 (hereinafter "fiscal 1997") of Ben F. Love, Walter A. Lubanko, Constantine S. Nicandros, Raymond L. Watson and J. McDonald Williams. During fiscal 1997, the Audit Committee met four times. The functions performed by the Audit Committee include reviewing the nature of the services rendered by the Company's independent public accountants, relating to both auditing and nonauditing services. The Committee also reviews, with representatives of the independent public accountants, the scope of the independent public accountants' audit of the Company's financial statements, results of those audits, and any significant weaknesses in internal accounting controls identified by the independent public accountants in the course of their audit. The Committee each year recommends to the Board of Directors the appointment of a firm of independent public accountants for the coming year, and reviews the various other presentations and reports to the Board of Directors relating to accounting matters and financial statements.

     The Company's Board of Directors has a Compensation Committee which consisted during all or part of fiscal 1997 of Robert W. Baldwin, William D. Eberle, Shaker A. Khayatt, M. Kent Mitchell and Raymond L. Watson. During fiscal 1997, the Compensation Committee met three times. As stated in its Report on Executive Compensation beginning at page 10 of this Proxy Statement, the Compensation Committee establishes policies with respect to compensation for executives, determines pay levels for senior executives including all named executive officers, reviews compensation levels for all other members of Company senior management, and sets and monitors overall compensation and benefits programs and policies for the Company's entire work force.

     The Company's Board of Directors has an Executive Committee which consists of Ben F. Love, William D. Eberle, M. Kent Mitchell, J. Todd Mitchell and W. D. Stevens. The Executive Committee met one time during fiscal 1997. The function of the Executive Committee is to (i) select and nominate successor(s) to George
P. Mitchell in the event he were disabled or otherwise unable to function as Chairman of the Board and Chief Executive Officer of the Company, (ii) nominate individuals to serve as directors of the Company, and (iii) perform such other functions as are delegated to it by the Board. The Committee will consider stockholder recommendations for director sent to the Executive Committee, c/o Thomas P. Battle, Secretary, Mitchell Energy & Development Corp., P.O. Box 4000, The Woodlands, Texas 77387-4000.

     The Company's Board of Directors met six times during fiscal 1997 and held two special telephonic meetings. Each director attended more than 75 percent of the aggregate number of meetings of directors and committees on which he served.

     Currently, each director who is not an employee of the Company receives $47,500 a year for serving as a director and for serving as a member of one or more committees. Each director who is an employee of the Company receives $100 for each directors' meeting which he attends. All directors are reimbursed for any travel, lodging and other expenses incurred in connection with attending any meetings of directors or a committee. Additionally, the Company offers to pay the premium on a $100,000 term life insurance policy for any of its non-employee directors who choose to maintain such coverage. Currently the Company provides such insurance for four of its non-employee directors at an annual premium of $181 per policy.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain compensation information for the Chief Executive Officer and the four other most highly compensated executive officers of the Company for services rendered in all capacities during the fiscal years ended January 31, 1997, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                              Long-term Compensation
                                                             ------------------------
                                                             Securities
                                              Annual         Underlying
                                          Compensation(a)      Stock
                                         -----------------     Option         LTIP        All Other
                                Fiscal   Salary     Bonus    Awards(b)     Payouts(c)    Compensation
   Name/Principal Position       Year      ($)       ($)        (#)           ($)            ($)
   -----------------------      ------   -------   -------   ----------    ----------    ------------
George P. Mitchell............   1997    744,167   320,000     60,000            --        231,845(d)
  Chairman and CEO               1996    680,004   200,000     60,000            --        237,365(e)
                                 1995    680,004   150,000         --            --        230,882(f)
W. D. Stevens.................   1997    445,845   320,000     45,000            --         27,251(g)
  President and Chief            1996    400,008   200,000     32,000            --         24,600(h)
  Operating Officer              1995    400,008   150,000         --            --         22,601(j)
Philip S. Smith...............   1997    347,556   150,000     21,000       127,500         20,853(k)
  Senior Vice President          1996    347,556    89,400     21,000            --         20,853(k)
                                 1995    347,556    75,000         --            --         20,882(k)
Roger L. Galatas..............   1997    287,400   127,500     19,000        33,250         17,244(k)
  Senior Vice President          1996    287,400    82,000     16,500        32,838         17,244(k)
                                 1995    287,400    75,000         --            --         17,244(k)
Allen J. Tarbutton, Jr. ......   1997    286,008   127,500     19,000        12,750         17,160(k)
  Senior Vice President          1996    286,008    83,400     16,500            --         17,160(k)
                                 1995    286,008    75,000         --            --         17,160(k)

---------------

(a) In accordance with Securities and Exchange Commission ("SEC") regulations, no amounts have been reported for perquisites and other personal benefits since the aggregate value of such items provided to each named officer was less than the lesser of 10% of his annual compensation or $50,000.

(b) These options were granted under the Company's 1995 Stock Option Plan at an exercise price equal to the fair market value of the stock on the date of grant. Such options are exercisable within ten years from the date of grant and vest over a three-year period.

(c) LTIP Payouts consist exclusively of cash payments under the Company's Bonus Unit plans.

(d) For Mr. Mitchell, this consists of amounts contributed toward his personal life insurance program ($210,000), rentals paid to him for business-related use of properties that he owns ($21,345) (see "Certain Transactions") and directors' meeting attendance fees ($500).

(e) For Mr. Mitchell, this consists of amounts contributed toward his personal life insurance program ($210,000), rentals paid to him for business-related use of properties that he owns ($26,765) (see "Certain Transactions") and directors' meeting attendance fees ($600).

(f) For Mr. Mitchell, this consists of amounts contributed toward his personal life insurance program ($210,000), rentals paid to him for business-related use of properties that he owns ($20,282) (see "Certain Transactions") and directors' meeting attendance fees ($600).

(g) For Mr. Stevens, this consists of Thrift and Savings Plan contributions ($26,751) and directors' meeting attendance fees ($500).

(h) For Mr. Stevens, this consists of Thrift and Savings Plan contributions ($24,000) and directors' meeting attendance fees ($600).

(i) Not used.

(j) For Mr. Stevens, this consists of Thrift and Savings Plan contributions ($22,001) and directors' meeting attendance fees ($600).

(k) For the indicated amounts, this consists exclusively of Thrift and Savings Plan contributions.

STOCK OPTIONS

     The following table shows the stock options granted to the named executive officers during fiscal 1997 and the potential realizable value of those grants (on a pre-tax basis) determined in accordance with SEC rules. The information in this table shows how much the named executive officers may eventually realize in future dollars under two hypothetical situations: if the stock gains 5% or 10% in value per year compounded over the ten-year life of the options. These are assumed rates of appreciation and are not intended to forecast future appreciation of the Company's Class B Common Stock. Also included in this table is the increase in value to all common shareholders using the same assumed rates of appreciation.

                          OPTION GRANTS IN FISCAL 1997

                                        Individual Grants
                       ----------------------------------------------------    Potential Realizable Value
                       Number of      Percent of                                  at Assumed Rates of
                       Securities   Total Options                               Stock Price Appreciation
                       Underlying     Granted to     Exercise                      for Option Term(c)         Grant
                        Options      Employees in      Price     Expiration   ----------------------------     Date
         Name          Granted(a)   Fiscal Year(b)   Per Share      Date           5%             10%        Value(d)
         ----          ----------   --------------   ---------   ----------   ------------   -------------   --------
George P. Mitchell....   60,000          12.0%        $18.125     2/21/06     $    683,940   $   1,733,220   $319,200
W. D. Stevens.........   45,000           9.0          18.125     2/21/06          512,955       1,299,915    239,400
Philip S. Smith.......   21,000           4.2          18.125     2/21/06          239,379         606,627    111,720
Roger L. Galatas......   19,000           3.8          18.125     2/21/06          216,581         548,853    101,080
Allen J. Tarbutton,
  Jr..................   19,000           3.8          18.125     2/21/06          216,581         548,853    101,080
Increase in value to all common stockholders(e)............................    591,357,000   1,498,600,000

---------------

(a) The securities underlying the options are shares of Class B Common Stock.

(b) Based on the total number of options granted to employees under the 1995 Stock Option Plan.

(c) Calculated over a ten-year period, which is equal to the maximum term of the options.

(d) Calculated using the Black-Scholes option pricing model, based on the Company's current dividend policy, volatility based on stock price data over the five years preceding the option grants (0.2758) and a risk-free interest rate (5.56%), which equaled -- at the time of the option grants -- the yield on U. S. Treasury Strips with a time to maturity that approximates the seven-year estimated average life of the options. The result is a Black-Scholes option value of $5.32 per share. The Company does not believe that the values estimated by this model, or any other model, necessarily will be indicative of the values to be realized by an executive.

(e) Calculated using the $18.125 per share closing price of the Class B Common Stock on February 21, 1996 (the date of all the fiscal 1997 option grants) and the total weighted average number of common shares outstanding during fiscal 1997.

     Shown below is information with respect to the number of stock options and stock appreciation rights ("SARs") exercised during fiscal 1997, the aggregate dollar value realized upon exercise, the total number of unexercised options and SARs, if any, held at January 31, 1997, and the aggregate dollar value of in-the-money, unexercised options and SARs, if any, held at January 31, 1997.

                 AGGREGATED OPTION/SAR EXERCISES IN FISCAL 1997
                         AND YEAR-END OPTION/SAR VALUES

                                                         NUMBER OF SECURITIES          VALUE OF UNEXERCISED,
                                                        UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                             OPTIONS/SARS                  OPTIONS/SARS
                               SHARES                     AT JANUARY 31, 1997           AT JANUARY 31, 1997
                             ACQUIRED ON    VALUE                 (#)                           ($)
                              EXERCISE     REALIZED   ---------------------------   ---------------------------
           NAME                  (#)         ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----              -----------   --------   -----------   -------------   -----------   -------------
G. P. Mitchell.............        --           --      20,000         100,000       $100,000       $470,000
W. D. Stevens..............        --           --      70,667         126,333        210,835        466,665
P. S. Smith................        --           --       7,000          35,000         35,000        164,500
R. L. Galatas..............        --           --      15,500          30,000         68,125        140,500
A. J. Tarbutton, Jr........        --           --      32,500          30,000        137,188        140,500

RETIREMENT PLAN

     Eligibility for participation in the Company's qualified Retirement Plan is extended to all employees (except those employees paid solely on a commission basis and employees of the hospitality subsidiary of the Company), including executive officers, on an equal basis, on each February 1 and August 1 immediately following the completion of one year of participation service. Pension benefits are determined by final average annual compensation where annual compensation is the sum of amounts shown in the columns labeled "Salary" and "Bonus" in the Summary Compensation Table.

                  1997 PENSION PLAN TABLE FOR PROXY DISCLOSURE

 AVERAGE ANNUAL
COMPENSATION FOR
 36 CONSECUTIVE                ANNUAL RETIREMENT INCOME AT AGE 65 EXPRESSED AS A STRAIGHT LIFE ANNUITY
 MONTHS IN LAST               --------------------------------------------------------------------------
   120 MONTHS                                              YEARS OF SERVICE
   PRECEDING                  --------------------------------------------------------------------------
   RETIREMENT                    10         15         20         25         30         35         40
----------------              --------   --------   --------   --------   --------   --------   --------
  $250,000..................  $ 53,892   $ 80,838   $107,784   $107,784   $119,784   $139,748   $154,415
  $300,000..................  $ 65,092   $ 97,638   $130,184   $130,184   $144,585   $168,682   $186,283
  $400,000..................  $ 87,493   $131,239   $174,986   $174,986   $194,186   $226,551   $250,018
  $450,000..................  $ 98,693   $148,040   $197,386   $197,386   $218,987   $255,485   $281,886
  $500,000..................  $109,894   $164,840   $219,787   $219,787   $243,788   $284,419   $313,753
  $600,000..................  $132,294   $198,441   $264,588   $264,588   $293,389   $342,288   $377,489
  $700,000..................  $154,695   $232,042   $309,390   $309,390   $342,991   $400,156   $441,224
  $800,000..................  $177,096   $265,643   $354,191   $354,191   $392,592   $458,025   $504,959
  $900,000..................  $199,496   $299,245   $398,993   $398,993   $442,194   $515,893   $568,695

     Eligible employees will receive a retirement benefit equal to the greater of the amounts computed under the following two benefit Formulas A and B upon retirement. The monthly benefit payable under Formula A is equal to 1.65% times average monthly compensation (defined as the average of the compensation received in the 36 highest-paid consecutive calendar months in the last 10 years of employment) plus 0.45% times average monthly compensation in excess of 150% of covered compensation (defined as the average of Social Security Wage Bases over the 35 years prior to the Social Security Retirement Age), such sum then being multiplied by the lesser of years of credited service or twenty years. The monthly benefit payable under Formula B is equal to 1.1% times average monthly compensation plus 0.45% times average monthly compensation in excess of 100% of covered compensation, such sum then being multiplied by years of credited service (up to 35 years of service). Under both formulas, accrued benefits are 100% vested after five years of credited service.

     The Employee Retirement Income Security Act of 1974 ("ERISA"), as amended by the Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA") and the Tax Reform Act of 1986, currently limits (i) the maximum benefits payable or accruing under the Company's Retirement Plan and Thrift and Savings Plans on a combined annual basis, (ii) the total benefit payable under the Retirement Plan annually (currently $120,000), and (iii) the amount of compensation which can be included for benefit calculation purposes (currently $150,000). The Company has adopted supplemental arrangements on a non-qualified basis to provide that all employees be credited with the full benefit accruing to such individuals under the Retirement Plan notwithstanding such combined annual limitation, and to maintain for certain employees who may be affected by the annual benefit limit (for fiscal 1997, each of the named executive officers) total benefits upon retirement at approximately the levels shown in the table set forth above.

     Based on certain assumptions (which includes Board of Directors' approval), illustrated above are the approximate annual benefits to which employees would become entitled upon retirement at age 65 under the Retirement Plan and the supplemental, non-qualified plans. The benefits set forth in the table reflect the greater of the Plan's two formulas, are computed on a straight life annuity basis, and would not be further reduced by Social Security income. For the individuals named in the Summary Compensation Table of this Proxy Statement, the credited years of service under the Retirement Plan, as of January 31, 1997, are as follows: George P. Mitchell, 50 years; Roger L. Galatas, 18 years; Philip S. Smith, 17 years; W. D. Stevens, 3 years; and Allen J. Tarbutton, Jr., 23 years.

     Federal law requires that any active employee start receiving his/her pension no later than the April 1 following the calendar year in which the age 70 1/2 is reached. Any such employee will continue to receive credit for any additional service rendered after age 70 1/2. For fiscal 1997, George P. Mitchell received pension payments from the Retirement Plan totaling $163,221 and payments from the supplemental non-qualified retirement plan of $374,073.

SUPPLEMENTARY LIFE INSURANCE AND OTHER AGREEMENTS

     The Company has agreements with Roger L. Galatas, Philip S. Smith and Allen
J. Tarbutton, Jr., whereby the Company will pay to such officer or his estate an amount, up to a maximum of $250,000, upon the death of such officer or his retirement at or after age 65, provided he is still employed with the Company at his death or at age 65, whichever occurs first. The Company has purchased a life insurance policy on Mr. Smith's life to insure against such risk. There was no cost to the Company for this policy for fiscal 1997 as a result of the prior conversion of such policy to universal life coverage.

SUPPLEMENTAL SURVIVING SPOUSE BENEFIT

     The Company also has an agreement with George P. Mitchell, whereby the Company will pay to Mr. Mitchell's surviving spouse, if any, a supplemental surviving spouse benefit in the event that Mr. Mitchell dies while still employed by the Company, or following termination of employment resulting from total and permanent disability. Such supplemental surviving spouse benefit shall be in an annual amount equal to the greater of (i) Mr. Mitchell's annual base salary from the Company in effect at the time of his death or as of the date he becomes totally and permanently disabled, or (ii) $625,000, and shall be payable until the earlier to occur of (i) 36 monthly installments or (ii) the death of such surviving spouse.

SEVERANCE COMPENSATION

     The Company has severance compensation agreements with Roger L. Galatas, Philip S. Smith and Allen J. Tarbutton, Jr. The terms of the severance agreements are invoked only in the event of a change of control (i.e., George P. Mitchell no longer holds majority voting control of the Company). Generally, if the executive is no longer employed in a substantially equivalent position and being paid a salary at least equivalent to the salary being paid immediately prior to the change of control ("Loss of Position"), the executive will receive an amount monthly ($9,600 for Mr. Galatas; $11,250 for Mr. Smith; $9,600 for Mr. Tarbutton) for 60 months following the Loss of Position. No payments for Loss of Position due to a change of control shall be owed or paid to an executive after he reaches the age of 66, or if he voluntarily severs employment with the Company for any reason other than Loss of Position or if the Company discharges such executive for cause.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Exchange Act") that might incorporate future filings, including this Proxy Statement, in whole or in part, this Compensation Committee Report on Executive Compensation and the Cumulative Shareholder Return Graph on page 13 shall not be incorporated by reference into any such filings.

ROLE OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for administering compensation programs for the Company's executives. Responsibilities of the Committee include:

     - Establishing policies with respect to compensation for executives;

     - Determining pay levels for senior executives including all named executive officers;

     - Reviewing compensation levels for all other members of Company senior management; and

     - Setting and monitoring overall compensation and benefits programs and policies for the Company's entire workforce.

The Committee is comprised of five non-employee directors.

COMPENSATION PHILOSOPHY

     The Company's overall compensation philosophy is to provide executives with compensation opportunities which reflect:

     - Overall Company performance relative to historical performance, Company goals and objectives, and industry and national economic conditions;

     - Individual efforts and contributions which have added value to the success of the Company;

     - Competitive market pay levels and practices; and

     - Internal equity issues.

     While the Committee considers pay levels and program practices of other companies of similar size and operating characteristics, pay levels for the Company's executives are necessarily a function of individual and Company performance, including expected future financial and operating conditions.

     The companies included in the industry groups in the Cumulative Shareholder Return Graph on page 13 are not exclusively the same companies with which the Company compares compensation practices and levels. By nature of the Company's diversified business operations, it must consider such practices in the Exploration and Production, Gas Services, and Real Estate industries in evaluating competitive salaries for individual executives. In choosing the companies with which to compare compensation levels and practices, the Company considers those companies with whom it competes for executive talent in each line of business.

     In 1994, a study conducted by an independent consulting firm concluded that, while the Company's total compensation program was competitive, the relative mix of compensation components (i.e., base salary, bonus and stock-based compensation) were quite different from that of other companies. In general, the Company's base salary component was a much larger proportion of the total compensation package than were bonuses and/or stock related rewards. During the past two years, the Company has shifted emphasis away from base salaries and toward variable "at risk" compensation which is more closely tied to Company performance. In fiscal years 1995 and 1996, the Committee directed that base salaries for the executive group, including the named executives, remain constant. Concurrently, formal annual incentive bonus targets were established which were comparable to those found among competitive companies. In addition, an annual long-term incentive award program (1995 Stock Option Plan) was implemented to further align the Company's total compensation package with competitive norms.

     In determining overall compensation, the Committee does not assign quantitative weight to different factors or follow mathematical formulae. Rather, the Committee exercises its discretion and makes a judgment after considering the factors it deems relevant. A discussion of each of the key elements of the Company's executive compensation program and the factors considered in setting each element follows. In determining any one element, the Committee necessarily considers the effect the element has on the total compensation package.

     [Note: Effective for tax years beginning on or after January 1, 1994,
Section 162(m) of the Internal Revenue Code (the "Code") limits the deductibility of certain compensation paid to the CEO and to each of the four highest paid executive officers who are employed at year end to $1 million per year. However, the policy of this Committee is to establish and maintain a compensation program which maximizes the creation of long-term shareholder value. In this regard, the Committee is obligated to the Board and to the shareholders of the Company to recognize and reward performance which increases the value of the Company. Accordingly, the Committee will continue to exercise discretion in those instances where a purely mechanical approach necessary under tax law considerations would compromise the interests of shareholders.]

BASE SALARIES

     Base salaries for executive officer positions are determined in part by competitive pay practices. Each year, the Company obtains information through participation in industry specific executive compensation surveys conducted by independent consultants. The Committee analyzes the survey information and makes adjustments to reflect the Committee's assessment of individual performance, experience and scope of responsibility. In fiscal 1997, an analysis of competitive data found in such surveys indicated that, while the mix between cash and stock-based compensation still differs from competitive norms, base salaries and targeted bonus levels are much more in line with those found among comparable companies. As such, the Committee approved salary increases in fiscal 1997 for nearly all executives, excluding three of the named executives.

ANNUAL INCENTIVE BONUSES

     Executives are eligible to receive annual cash bonuses based on the overall performance of the Company, as well as individual contributions and performance. Bonuses are designed to reward performance, and as such, are not guaranteed.

     Awards are determined based on the Committee's discretionary assessment of performance. Some of the factors the Committee considers in its assessment include:

     - Revenue;

     - Divisional operating earnings;

     - Net earnings;

     - Reserve replacement; and

     - Expense reduction.

Bonuses are not based on specific achievement of predetermined criteria; rather the Committee considers all of the above factors, as well as the current and expected operating climate, when deciding on specific awards. This discretion allows the Committee to utilize its judgment in granting awards which, it believes, truly reflects individual effort expended and the results produced by those efforts. For fiscal 1997, a target percentage of salary was established for each executive based on competitive data for similar positions among comparable companies. In consideration of each of the above factors, actual annualized bonuses awarded for fiscal 1997 performance averaged 95% of target award levels.

     In addition to granting bonuses to executives, fiscal 1997 bonus awards were extended to a larger number of employees below the executive level than in recent years. These awards were not broad-based but, rather, discretionary and based on individual contribution.

LONG-TERM INCENTIVES

     Long-term incentives are provided pursuant to the Company's Stock Option Plans. Prior to fiscal 1993, such incentives were also provided to certain executive officers (but not the CEO) pursuant to the Bonus Unit Plan. Both types of plans provide a direct link between shareholder return (through stock price appreciation) and long-term incentive compensation for executives. Awards are granted on an annual basis and at the sole discretion of the Committee.

  Stock Options

     The Company utilizes stock options as a method of aligning shareholder and executive interests. The criteria for determining individual awards include promotions, scope of responsibility and organizational level. Stock options granted to named executive officers during fiscal 1997 are set forth on page 7 of this Proxy Statement in the table entitled "Option Grants in Fiscal 1997." Based on information provided by industry surveys and independent consulting firms regarding long-term incentive compensation practices, the Committee has decided that annual stock option grants should be awarded to executives, including the CEO, based upon multiples of their salaries similar to those used by comparable companies.

     For the second consecutive year, awards were granted under the Company's 1995 Stock Option Plan to executives and key employees in an effort to bring the Company in line with competitive practices as well as promote mutual commitment to the achievement of longer term performance goals.

  Bonus Unit Plan

     Prior to implementation of annual grants under the 1995 Stock Option Plan, bonus units were used as a part of the Company's long-term incentive program for executives. Upon the redemption of bonus units, grantees receive gross compensation in amounts equal to the difference between the market price of the Company's common stock and a floor price (the market price of stock when the units were awarded). The remaining bonus units, which have a floor price of $15.875, were granted in December 1991 and expire on December 3, 1997, at which time any then-outstanding units will be automatically redeemed.

CEO COMPENSATION

     The Committee is also responsible for establishing pay levels for the CEO. The compensation of the CEO reflects the same elements, and the Committee considers the same factors described for the other executives in determining the CEO's total compensation (i.e., base salary plus bonuses plus long-term incentives). A recent evaluation of Mr. Mitchell's total compensation against competitive data revealed that it approximated the 50th percentile of the total cash compensation of the CEOs of comparable companies. Mr. Mitchell's bonus award for fiscal 1997 was determined in much the same manner as the other named executives, with a target percentage of salary established based on available competitive data. In consideration of all factors, the actual amount paid to Mr. Mitchell was 71% of said target. Mr. Mitchell received a 10.3% increase in base salary during fiscal 1997. In addition, Mr. Mitchell was granted stock options for the second consecutive year in a continuing effort to bring his long-term compensation more in line with CEOs of comparable companies.

     As the founder and majority owner of the Company, Mr. Mitchell has a significant portion of his wealth invested in the Company's stock. His significant stock ownership provides a strong incentive for Company management to maximize shareholder value.

     The Company contributes $210,000 per year toward Mr. Mitchell's personal life insurance program. Mr. Mitchell is currently receiving distributions from the Company's pension plan (as required by IRS regulations and based on previous contributions made on his behalf). No additional contributions are being made on Mr. Mitchell's behalf to the Company's Thrift and Savings Plan.

                                            Mr. Robert W. Baldwin
                                            Mr. William D. Eberle
                                            Mr. Shaker A. Khayatt
                                            Mr. M. Kent Mitchell
                                            Mr. Raymond L. Watson

                      CUMULATIVE SHAREHOLDER RETURN GRAPH

     The following graph sets forth cumulative total shareholder return for the Company's voting Common Stock, the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the Dow Jones Oil-Secondary Index for the years indicated as prescribed by SEC rules. The information contained in this graph is not necessarily indicative of future Company performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
          AMONG MITCHELL ENERGY & DEVELOPMENT CORP., THE S&P 500 INDEX
                    AND THE DOW JONES OIL -- SECONDARY INDEX

        MEASUREMENT PERIOD                              DOW JONES OIL -   MITCHELL ENERGY &
      (FISCAL YEAR COVERED)              S&P 500           SECONDARY      DEVELOPMENT CORP.
              1/92                         100                100                100
              1/93                         111                108                117
              1/94                         125                121                151
              1/95                         125                108                119
              1/96                         170                127                139
              1/97                         214                159                181

* Total return for each of the last five fiscal years ending January 31. Assumes $100 was invested on January 31, 1992 in the Company's voting Common Stock or in the indicated index and that dividends were reinvested as received.

                              CERTAIN TRANSACTIONS

     When the Company became a publicly owned corporation in 1972, it adopted a policy that it would not permit its officers and directors to compete with the Company in any manner and that it would not, on terms less favorable to the Company than could have been arranged with an unaffiliated third party, enter into any of the following transactions: (i) make loans to officers, directors or stockholders and (ii) sell to or purchase from its officers or directors any properties or interests therein. Management of the Company believes that all of the transactions summarized below are in keeping with this established policy.

     Prior to the time the Company became a publicly held corporation, George P. Mitchell acquired interests in several oil and gas properties in which the Company also owns interests and for which the Company is operator. The Company distributes to Mr. Mitchell his share of the revenues and charges him for his share of the costs and expenses associated with these oil and gas operations. For fiscal 1997, Mr. Mitchell's indebtedness to the Company on these oil and gas transactions also represented by open accounts may be summarized as follows:

    Largest aggregate indebtedness at any time during the
      period....................................................  $147,875
    Amount outstanding at January 31, 1997......................       -0-
    Rate of interest paid or charged on overdue
      accounts, if any.................The Chase Manhattan Bank prime + 1%

These accounts are settled on a regular basis in accordance with customary business practices.

     G. Scott Mitchell, an adult son of George P. Mitchell, through LifeForms, Inc. ("LifeForms"), a company of which he is Secretary/Treasurer and in which he and his brother M. Kent Mitchell have a 44% ownership interest and a 5% ownership interest, respectively, during fiscal 1997 purchased 152 developed lots for residential development in The Woodlands from a subsidiary of the Company, at a total purchase price of $5,550,744. The price contracted for and paid and the terms of payment for each lot were comparable to those paid to the subsidiary by unrelated parties for similar lots in the same areas. Also during fiscal 1997, LifeForms paid $218,046 toward The Woodlands' participative builders' advertising program. In addition, LifeForms obtained construction mortgage financing from Mitchell Mortgage Company, a wholly owned subsidiary of the Company, in an aggregate amount of $22,235,000, which loans bear interest at an annual rate equal to two percent above the prevailing bank prime commercial loan rate, plus an additional one percent fee paid on amounts drawn under such loans. The outstanding principal amount of such loans was $1,555,000 as of January 1, 1997, when the Company sold a 51% interest in Mitchell Mortgage Company to Fort Bend Savings and Loan Association of Rosenberg. Such advertising and financing arrangements with LifeForms are similar to arrangements with other builders in The Woodlands.

     During fiscal 1997, Mr. Mitchell purchased 220 acres of timber property from the Company for $456,500 in cash. The terms of the sale, including the price contracted for and paid to the Company, were the same as those included in contracts entered into with unrelated third parties for similar property in the same area.

     Both GPM, Inc., a corporation wholly-owned by Mr. Mitchell, and Mrs. Mitchell lease space from a subsidiary of the Company. The total rent paid during fiscal 1997 was $84,581. In addition, the Company provides, at cost, various administrative services to GPM, Inc., including temporary personnel, telephone, property tax, insurance and legal services, and copier equipment, which during fiscal 1997 aggregated $99,608.

     GPM, Inc. is also included in the Company's high deductible Workers' Compensation program. During fiscal 1997, GPM, Inc. reimbursed the Company for claims and/or losses under such Workers' Compensation program in the amount of $297,120.

     During fiscal 1997, the Company incurred business promotion charges in the amount of $84,689 at hotels owned by a company of Mr. Mitchell's in connection with the Galveston Mardi Gras celebration.

     The Company paid Mr. Mitchell rental reimbursements in the amount of $21,345 during fiscal 1997 for lodging expenses when he is out-of-town on Company-related business and for Company-related use of properties which he owns.

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

     M. Kent Mitchell, a director of the Company and a member of the Compensation Committee, has a 5% ownership interest in LifeForms. See "Certain Transactions" for a discussion of certain business transactions during fiscal 1997 between such company and the Company.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Exchange Act ("Section 16") requires that reports of beneficial ownership of Common Stock and changes in such ownership be filed with the Securities and Exchange Commission by the Company's directors and executive officers. The Company is required to conduct a review and to identify in its proxy statement each director or officer who failed to file any required reports under Section 16 on a timely basis. To the Company's knowledge, all Section 16 reporting requirements applicable to its other directors and executive officers were complied with for fiscal 1997.

          PROPOSAL 2 -- APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company proposes the appointment of Arthur Andersen LLP, independent public accountants, to audit the accounts of the Company for the fiscal year ending January 31, 1998. If the stockholders do not appoint Arthur Andersen LLP, the selection of independent public accountants will be made by the Board of Directors, and Arthur Andersen LLP may at that time be considered for such appointment.

     Arthur Andersen LLP has served as the Company's independent public accountants continuously since 1973. Representatives of Arthur Andersen LLP will be present at the Annual Meeting of Stockholders and shall be accorded the opportunity to make a statement if they so desire, and will also be available to respond to appropriate questions from stockholders.

                             STOCKHOLDER PROPOSALS

     To permit the Company and its stockholders to deal with stockholder proposals in an informed and orderly manner, the Bylaws establish an advance notice procedure with regard to the nomination (other than by or at the direction of the Board of Directors) of candidates for election to the Board of Directors and with regard to certain matters to be brought before an Annual Meeting of Stockholders. In general, written notice must be received by the Secretary of the Company not less than 20 days nor more than 60 days prior to the meeting and must contain certain specified information concerning the person to be nominated or the matters to be brought before the meeting as well as the stockholder submitting the proposal. A copy of the applicable Bylaw provisions may be obtained, without charge, upon written request to the Secretary of the Company at the address set forth on page 1 of this Proxy Statement.

     In order to be included in the proxy materials for the 1998 Annual Meeting, stockholder proposals must be received by the Company on or before January 16, 1998.

                                 OTHER MATTERS

     The Board of Directors does not intend to bring any matter before the Annual Meeting other than those mentioned above. However, if any other matters should be properly presented to the meeting for action by the stockholders or should otherwise come before the meeting, it is intended that the holders of the proxies with discretionary authority to vote on such other matters will vote thereon in their discretion.

                                            By Order of the Board of Directors,

                                            /s/ THOMAS P. BATTLE

                                            Secretary

                      MITCHELL ENERGY & DEVELOPMENT CORP.

                             [MITCHELL ENERGY LOGO]

                                    PROXY


                     MITCHELL ENERGY & DEVELOPMENT CORP.

                  PROXY SOLICITED BY BOARD OF DIRECTORS FOR
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 25, 1997


        The undersigned hereby appoints Bernard F. Clark and Thomas P. Battle, or either of them, as Proxies, with power of substitution, and authorizes them, or either of them, to represent the undersigned at the Annual Meeting of Stockholders of Mitchell Energy & Development Corp. to be held on June 25, 1997, or any adjournment thereof, and to vote as follows the number of shares which the undersigned would be entitled to vote if personally present.

        This Proxy will be voted in accordance with your instructions or, if no instructions are indicated, will be voted for the election of all nominees as directors, in favor of the appointment of Arthur Andersen LLP as the Company's independent public accountants, and in accordance with the discretion of the person voting it with respect to any other business properly before the meeting.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

PLEASE MARK YOUR
VOTES AS INDICATED    [ X ]
IN THIS EXAMPLE




THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL NO. 1 AND "FOR" PROPOSAL NO. 2.

1. Election of Directors

          FOR all nominees                    WITHHOLD AUTHORITY
         listed (except as                     to vote for all
    indicated to the contrary)                 nominees listed

               [  ]                                 [  ]


Nominees: Robert W. Baldwin, Bernard F. Clark, William D. Eberle, Shaker A. Khayatt, Ben F. Love, Walter A. Lubanko, George P. Mitchell, J. Todd Mitchell,
M. Kent Mitchell, Constantine S. Nicandros, W. D. Stevens, Raymond L. Watson and J. McDonald Williams.

To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.



------------------------------------------------------------------------------




2. The appointment of Arthur Andersen LLP as the Company's Independent public accountants.

        FOR             AGAINST         ABSTAIN

        [ ]               [ ]             [ ]


3. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting.


    I PLAN TO ATTEND MEETING.   [ ]







Signature(s)                                           Date
            -------------------------------------------    ----------------

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE